EXHIBIT 1(A)(6)(b)

                    Amended and Restated By-Laws of AUSA Life




                        AUSA LIFE INSURANCE COMPANY, INC.

                    (Formerly DREYFUS LIFE INSURANCE COMPANY)

                           AMENDED AND RESTATED BYLAWS

                               AS OF JUNE 1, 1989

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS


          SEC. 1. Annual meetings of the stockholders shall be held at the principal office of the Company, or at such other place within or without the State of New York as may be designated in the notice of meeting, on the date fixed by the Board of Directors within the thirty-one day period commencing with the first day of March.

          SEC. 2. Special meetings of the stockholders shall be held at the principal office of the Company, or in such other place within or without the state of New York as may be designated in the notice of the meeting.

                Special meetings of the stockholders, other than those regulated by the statute, may be called by the president and shall be called whenever a meeting is ordered by a resolution of the Board of Directors or whenever the owners of one-fourth in amount of the capital stock of the company shall, in writing, request the same. Business transacted at special meetings of the stockholders shall be confined to the purposes stated in the notice and matters germane thereto.

          SEC. 3. The president and a secretary shall act, respectively, as chairman and secretary of all meetings of the stockholders, unless the stockholders qualified to vote thereat shall determine otherwise.

          SEC. 4. Notice of all meetings of stockholders shall be given by a secretary; such notice shall state the place and time of meeting and the purpose for which the meeting is to be held, and a copy thereof shall be served, either personally or by mail, on each stockholder of record entitled to vote at such meeting, not less than ten (10) or more than forty (40) days before the meeting. If mailed, such notice shall be directed to the stockholder at this address as it appears on the stock book, unless he shall have filed with a secretary a written request that notices intended for him be mailed to some other address - in which case it shall be mailed to the address designated in such request. No notice of any meeting of stockholders need be published.

          SEC. 5. Any stockholder may waive notice of any annual or special meeting of stockholders by filing with a secretary a written waiver and, in that event, shall be deemed to have received such notice.

          SEC. 6. At each annual meeting not less than thirteen nor more than twenty-one Directors shall be elected to hold office for one year and until their successors are elected.

                The exact number of Directors shall be that number designated by resolution of the Board of Directors adopted prior to the annual meeting of the stockholders, or in the absence of such resolution, the number last fixed by the Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. Stockholders by majority vote at any meeting may remove any Director.



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                                   ARTICLE II.

                          DIRECTORS AND THEIR MEETINGS

          SEC. 1. The Board of Directors shall hold regular meetings on such dates as shall from time to time be determined by the Board. All regular meetings shall be held at the principal office of the Company, or at such other placed either within or without the State of New York as may be designated in the notice of meeting.

          SEC. 2. Special meetings of the Board of Directors may be held whenever the president or two (2) of the Directors shall call the same. Business transacted at special meetings shall be confined to the purposes stated in the notice and matters germane thereto.

          SEC. 3. Notice of regular meetings need not be given; but, if given, shall be given by a secretary, be in writing, and be served, either personally or by mail, on each Director at least five (5) days before the date set for such meeting. Notice of special meetings, stating the purposes of the same, shall be given by a secretary at the direction of the president or the Directors calling the same, be in writing, and be served, either personally or by mail, on each Director at least three (3) days before the date set for such meeting. Any
Director may waive notice of any regular or special meeting by filing with a secretary a written waiver and, in that event, shall be deemed to have received such notice. Special meetings may be held without notice, provided every Director is present.

          SEC. 4. A majority of the number of Directors as last fixed by resolution of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting from time to time until a quorum be present.

         SEC. 5. Any vacancy in the Board of Directors which shall occur by death, resignation, removal or otherwise shall be filled by a new incumbent elected for the balance of the unexpired term of the outgoing Director by the remaining members of the Board of Directors at any regular or special meeting.

          SEC. 6. The Board of Directors may limit, define, increase or decrease at any time the duties or powers of any officer, or create other offices, and may elect or appoint persons to fill such other offices and prescribe their duties and powers, and may remove such persons filling such other offices and/or abolish such duties, powers, and offices.

          SEC. 7. Any person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Company or of any Company which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, Director, or employee is liable for negligence or misconduct in the performance of his duties. The Company may also reimburse to any Director, officer, or employee the reasonable costs of settlement of any such action, suit, or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was in the interest of the Company that such settlement be made and that such Director, officer or employee was not guilty of negligence or misconduct. The amount to be paid by way of indemnity shall be determined and paid, in each instance, pursuant to action of the Board of Directors, and the stockholders shall be given notice thereof in accordance with applicable provisions of law. Such right of indemnification shall not be deemed exclusive of any other rights to which such Director, officer, or employee may be entitled.


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          SEC.  8. Any one or more  members  of the Board of  Directors,  or any
Committee designated thereby, may participate in a meeting of such Board or Committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.


                                  ARTICLE III.

                            OFFICERS AND THEIR DUTIES


          SEC. 1. The Board of Directors shall elect from their members a president. It shall also elect one or more vice presidents, a secretary and a treasurer, and such other officers as it may determine. All such elected persons shall be deemed the officers of the Company. If any such office shall become vacant, such vacancy shall be filled by the Board. The Board at any regular or special meeting by a vote of two-thirds of the Directors then in office, may remove any elected officer, provided that the notice of such meeting shall contain a statement of such proposed action.

          SEC. 2. The president shall be the chief executive officer of the Company and shall be a member of the executive committee and of any special committees. He shall have charge of the business and affairs of the Company and shall report thereon at each regular meeting of the Board and at such other times as the Board may require. He shall have the selection of all employees and have supervision of and may suspend or remove any employee of the company. The president may authorize or instruct any of the elected or appointed officers to perform any duty or duties or to exercise any one or more of the powers with which he is vested pursuant to these bylaws. The president, a vice president, or an assistant vice president in a written instrument attested by a secretary or an assistant secretary may appoint any person, legally qualified to act, attorney-in-fact with authority to accept on behalf of the Company any summons or other process, including federal process. Any such officers may revoke the powers granted to any attorney-in-fact. In the absence of the president or in the event of his inability to act, his powers and duties shall be exercised by a person designated by the executive committee, but the Board of Directors may remove such person and appoint any person to exercise the powers and duties of the president.

          SEC. 3. All other officers shall have such powers and duties as may be given to them from time to time by the president, the Board of Directors, or the executive committee, and generally shall consult with and advise the president and aid the president in the discharge of his duties.

          SEC. 4. A secretary or an assistant secretary shall make up and sign the minutes of all meetings of the Board of Directors, of the executive committee, and of any special committee, as well as of the meetings of the stockholders; shall send notices of such meetings when such notices are required; shall countersign stock certificates and affix the corporate seal thereto; shall certify, under the seal of the Company, extracts from its minutes, shall sign or countersign and affix such corporate seal to any other instruments, documents or contracts; shall keep suitable books for the registry and transfer of the shares of the capital stock of the Company; and, generally, shall perform such other duties as may be incident to the office of secretary.

          SEC. 5. The Board of Directors may appoint a chairman of the Board, whose duty it shall be to preside at the meetings of the Board and to assist the president in the performance of his duties.

          SEC. 6. All policies of insurance and other formal underwriting contracts of the Company in reference thereto shall be signed by the president, or a vice president, and attested by a secretary or an assistant secretary. Such signatures may be facsimiles, but when such is the case, such policies of insurance and other formal underwriting contracts in reference thereto shall be countersigned by a duly authorized representative. All documents or instruments required in connection with applications for
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licenses  from any states or the United  States,  all  documents or  instruments thereafter required for any purpose by any states of the United States, and all other documents or instruments (except checks, drafts, and other negotiable instruments) shall be signed by the president, or a vice president, an assistant vice president or a person authorized by the president to sign such documents or instruments. When the corporate seal is required, it shall be attached by a secretary or any other person authorized by the Board of Directors or the executive committee to attach the corporate seal.


                                   ARTICLE IV.

                                   COMMITTEES


          SEC. 1. There may be an executive committee to be elected by the Board of Directors. Such committee shall organize by the election of its own chairman. Members of such committee shall be elected by ballot of the Board of Directors, and shall hold their offices during the pleasure of the Board. All vacancies shall be filled by the Board of Directors. In case any vacancy shall occur in the office of chairman of the executive committee, such vacancy shall be filled by the committee.

          Sec. 2. Any action taken by a majority of the members of the executive committee and evidenced by their signatures to or approval of such action, shall be deemed action by the committee, even though the committee shall not actually have met; but such action shall be reported at the next meeting of the committee and be included in its minutes. The executive committee shall hold meetings at such time or times as it shall fix, and shall also meet at the call of the president or chairman of the committee.

          SEC. 3. Minutes of the proceedings of the executive committee shall be kept in the minute book provided for that purpose, and shall always be open for the inspection of any director. The proceedings of the committee shall be reported at the succeeding regular meeting of the Board of Directors.

          SEC. 4. When the Board of Directors is not in session, the executive committee shall have and may exercise all of the powers of the Board, except the declaration of dividends.

          SEC. 5. The executive committee shall have power to delegate to one of its members or to a subcommittee any of the powers or duties of the executive committee.

          SEC. 6. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate other committees to serve at the Board's pleasure, with such powers and duties as the Board of Directors determines, to the extent permitted by law.


                                   ARTICLE V.

                         STOCK AND CERTIFICATES OF STOCK


          SEC. 1. The Board of Directors shall cause suitable books to be kept for the registry and transfer of the shares of the capital stock of the Company, and shall have power to close the transfer books, from time to time, not exceeding the period of thirty (30) days at any one time, as the convenience of the Company may require. No transfer of stock shall be valid unless made upon the books of the Company by authority of the person owning such stock or by his duly authorized legal representative and upon the surrender and cancellation of the certificate or certificates owned by such person.
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          SEC. 2. Certificates of stock, numbered in the order in which they are issued, shall be issued to the holders of fully paid stock and shall be signed by the president or a vice president, and countersigned by a secretary and the corporate seal affixed thereto.

          SEC. 3. If the holder of any certificate of stock shall lose such certificate, the Board of Directors may, on the fact becoming known to them, cause a new certificate to be issued to such stockholder, subject to the deposit of a bond or other engagement in such form - if a bond - with such surety of sureties as the Board may require.


                                   ARTICLE VI.

                         DEPOSITS, CHECKS, DRAFTS, ETC.


          SEC. 1. All uninvested funds of the Company, except petty cash to cover office expenses, shall be deposited in the name of the Company with such banks or trust companies as may be designated by the Board of Directors or the executive committee.

          SEC. 2. Checks on the Company's bank deposits and all drafts or other negotiable instruments creating a liability of the Company shall be signed and countersigned by such persons as may be authorized by the Board of Directors or the executive committee to sign and/or countersign the same, but no person shall have authority to sign and countersign the same check, draft or other negotiable instrument, provided the president or a vice president or any person authorized by any such officer may appoint any person to sign drafts on the Company (but not against its bank deposits) and such drafts need not be countersigned.


                                  ARTICLE VII.

                                 CORPORATE SEAL


         The design of the corporate seal of the Company shall contain the name of the Company and the date of incorporation.


                                  ARTICLE VIII.

                                   AMENDMENTS


         These bylaws may be repealed, altered, or modified and further bylaws may be adopted by a majority vote at any regular or special meeting of the Board of Directors, provided the notice of such meeting includes the proposed changes or substance thereof.